Exhibit 5.1

MSLL CPA LLP
2110 - 1177 West Hastings Street	Tel: 604 688 5671
Vancouver, B.C. Canada	Fax: 604 688 8479
V6E 2K3	msllcpa.com

Consent of Independent Auditors

We consent to the reference to our Firm under the caption “Interest of Experts” in the registration statement on Form-10 (the “Form F-10) of Solarbank Corporation (the “Corporation”) and to the inclusion of the Independent Auditors’ Report prepared by us, dated October 23, 2023, with respect to the consolidated financial statements of the Corporation as at June 30, 2023 and 2022 (included in Exhibit 4.2 to the Form F-10).

/s/ MSLL CPA LLP

Vancouver, British Columbia

April 30, 2024